EXHIBIT 2.1
AMENDMENT NO. 2 TO
ASSET PURCHASE AGREEMENT
by and among
Cash America Net Holdings, LLC and its Subsidiaries set forth on the signature pages hereto
(successors in interest to Cash America International, Inc.),
The Check Giant, LLC,
the Subsidiaries of The Check Giant, LLC set forth on the signature pages hereto
and
the Members of The Check Giant, LLC

May 4, 2007

AMENDMENT NO. 2 TO
ASSET PURCHASE AGREEMENT
     This Amendment No. 2 to Asset Purchase Agreement (the “Amendment”) is made as of May 4, 2007, by and among Cash America International, Inc., a Texas corporation (“CAI”), Cash America Net Holdings, LLC, a Delaware limited liability company (“CANH”), each of the subsidiaries of CANH set forth on the signature pages to this Amendment (the “CANH Subs” and together with CANH, collectively, “Purchaser”), The Check Giant, LLC, a Delaware limited liability company (“TCG”), each of the subsidiaries of TCG set forth on the signature pages to this Amendment (each, a “Subsidiary” and, together with TCG, the “Sellers”), and the members of TCG set forth on the signature pages to this Amendment (collectively, the “Members”).
     Purchaser (as successor in interest to CAI), Sellers and Members are parties to the Asset Purchase Agreement, dated as of July 9, 2006, and Amendment Number 1 thereto dated as of September 15, 2006 (collectively, the “Purchase Agreement”), and CAI is jointly and severally liable for the obligations of Purchaser under the Purchase Agreement.
     The parties hereto desire to amend the Purchase Agreement to clarify the treatment of certain receivables in the calculation of the Supplemental Payments and to provide a method of truing up the future Supplemental Payments so that such payments conform to the clarified treatment.
     NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     Section 1. Definitions; Interpretation. Capitalized terms used but not defined in this Amendment shall have the meaning set forth in the Purchase Agreement. This Amendment shall be construed and interpreted according to the rules of construction and interpretation set forth in the Purchase Agreement. All references in the Purchase Agreement to “the Agreement” shall be deemed to be references to the Purchase Agreement as amended hereby.
     Section 2. Amendment. The Purchase Agreement is hereby amended as follows:
     Section 2.6. Section 2.6 of the Purchase Agreement is hereby amended by inserting the numeral “(i)” at the beginning of Section 2.6(e), by deleting the period at the end of Section 2.6(e) and inserting in lieu thereof a semi-colon, and the word “and”, and by adding the following new Section 2.6(e) (ii):
     (ii) A true-up payment (the “True Up Payment”) will be an amount equal to the True Up Recoveries minus the True Up Cost of Collections, calculated using the “True Up Payment Calculation Procedures” described in Exhibit A to this Amendment attached hereto. The calculation includes only amounts collected during the six month-period ending March 31, 2009 (the “True Up Period”) on Customer Receivables in a charged off status (60 days or more past due) on Purchaser’s books and records as of the Fifth Measurement Date (the “9/30/08 COCRs”) less their corresponding cost of collections. The Purchaser shall calculate and determine the amount of the True Up Payment no later than 45 days after the expiration of the True Up Period. If the calculation of the True Up Payment produces an amount that is less than or equal to zero, there will be no True Up Payment. The Purchaser shall pay the True Up Payment in cash to the Sellers within five (5) business days after the earlier of (aa) such time as the parties mutually agree on such amount in writing, or (bb) such time as the amount is established in accordance with Section 2.6(g) below.

     Section 3. Representations and Warranties of the Sellers. The Sellers jointly and severally represent and warrant to the Purchaser that except as set forth in the Sellers Supplemental Disclosure Schedule:
     (a) Each Seller has all requisite power and authority to execute and deliver this Amendment and to perform such Seller’s obligations under this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of each Seller. This Amendment has been duly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by insolvency, moratorium, bankruptcy or other similar laws affecting creditor’s rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
     (b) Each Member has all requisite power, authority and capacity to execute and deliver this Amendment and to perform such Member’s obligations under this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of the Members. This Amendment has been duly executed and delivered by each Member and constitutes the legal, valid and binding obligation of each Member, enforceable against each Member in accordance with its terms, except as enforceability may be limited by insolvency, moratorium, bankruptcy or other similar laws affecting creditor’s rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
     Section 4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Sellers that the Purchaser has all requisite power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of the Purchaser. This Amendment has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by insolvency, moratorium, bankruptcy or other similar laws affecting creditor’s rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
     Section 5. Entire Agreement; Ratification. This Amendment (including the attached Exhibits and Schedules) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter of this Amendment. Except as modified or supplemented hereby, the Purchase Agreement will continue in full force and effect and is hereby ratified, adopted and approved in every respect.
     Section 6. Governing Law. This Amendment and all disputes or controversies arising out of or relating to this Amendment or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of principles of conflicts of laws.
     Section 7. Counterparts. The parties may execute this Amendment in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Amendment is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature is as effective as signing and delivering the counterpart in person.
[Signature page follows]

2

     The parties have executed and delivered this Amendment as of the date indicated in the first sentence of this Amendment.

PURCHASER

CASH AMERICA NET HOLDINGS, LLC

By:	/s/ Daniel R. Feehan

Daniel R. Feehan
President

CASH AMERICA NET OF ALABAMA, LLC
CASH AMERICA NET OF ALASKA, LLC
CASH AMERICA NET OF ARIZONA, LLC
CASH AMERICA NET OF CALIFORNIA, LLC
CASH AMERICA NET OF COLORADO, LLC
CASH AMERICA NET OF DELAWARE, LLC
CASH AMERICA NET OF FLORIDA, LLC
CASH AMERICA NET OF HAWAII, LLC
CASH AMERICA NET OF IDAHO, LLC
CASH AMERICA NET OF ILLINOIS LLC
CASH AMERICA NET OF INDIANA, LLC
CASH AMERICA NET OF IOWA, LLC
CASH AMERICA NET OF KANSAS, LLC
CASH AMERICA NET OF LOUISIANA, LLC
CASH AMERICA NET OF MICHIGAN, LLC
CASH AMERICA NET OF MINNESOTA, LLC
CASH AMERICA NET OF MISSOURI, LLC
CASH AMERICA NET OF MONTANA, LLC
CASH AMERICA NET OF NEVADA, LLC
CASH AMERICA NET OF NEW HAMPSHIRE, LLC
CASH AMERICA NET OF NEW MEXICO, LLC
CASH AMERICA NET OF NORTH DAKOTA, LLC
CASH AMERICA NET OF OHIO, LLC
CASH AMERICA NET OF OKLAHOMA, LLC
CASH AMERICA NET OF OREGON, LLC
CASH AMERICA NET OF PA, LLC
CASH AMERICA NET OF RHODE ISLAND, LLC
CASH AMERICA NET OF SOUTH DAKOTA, LLC
CASH AMERICA NET OF TEXAS, LLC
CASH AMERICA NET OF UTAH, LLC
CASH AMERICA NET OF VIRGINIA, LLC,
CASH AMERICA NET OF WASHINGTON, LLC
CASH AMERICA NET OF WISCONSIN, LLC
CASH AMERICA NET OF WYOMING, LLC
Each, a Delaware limited liability company

By:	Cash America Net Holdings, LLC, the sole member of each of the foregoing limited liability companies

By:	/s/ Daniel R. Feehan

Daniel R. Feehan, President

AGREED AND ACCEPTED BY:
CASH AMERICA INTERNATIONAL, INC.

By:	/s/ Daniel R. Feehan

Daniel R. Feehan, President

SELLERS:

THE CHECK GIANT, LLC

By:	/s/ David Shorr

David Shorr
Manager

CASHNETUSA AK, LLC
CASHNETUSA AL, LLC
CASHNETUSA AZ, LLC
CASHNETUSA CA, LLC
CASHNETUSA CSO, LLC
CASHNETUSA DE, LLC
CASHNETUSA FL, LLC
CASHNETUSA IA, LLC
CASHNETUSA ID, LLC
CASHNETUSA IL, LLC
CASHNETUSA IN, LLC
CASHNETUSA KS, LLC
CASHNETUSA LA, LLC
CASHNETUSA MI, LLC
CASHNETUSA MO, LLC
CASHNETUSA ND, LLC
CASHNETUSA NH, LLC
CASHNETUSA NM, LLC
CASHNETUSA NV, LLC
CASHNETUSA OH, LLC
CASHNETUSA OK, LLC
CASHNETUSA RI, LLC
CASHNETUSA SD, LLC
CASHNETUSA UT, LLC
CASHNETUSA VA, LLC
CASHNETUSA WA, LLC
CASHNETUSA WI, LLC
CASHNETUSA WY, LLC
CASHNETUSA MS, LLC

By: THE CHECK GIANT, LLC
The sole manager of each of the foregoing limited
liability companies

By:	/s/ David Shorr

David Shorr
Manager

MEMBERS:

SK HOLDINGS, LLC
By: SHR Management, LLC
Its: Manager

By:	/s/ David Shorr

David Shorr
Manager

ALG INTERNATIONAL, LLC

By:	/s/ Albert Goldstein

Albert Goldstein
Manager

GLOBAL CASH ADVANCE, LLC

By:	/s/ David Shorr

David Shorr
Manager

CHECK GIANT HOLDCO, LLC

By:	/s/ David Shorr

David Shorr
Manager

KNIGHT INVESTORS, LLC

By:	/s/ David Shorr

David Shorr
Manager